UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2003

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 278-1100

The purpose of this amendment is to provide the financial statements of the business acquired from Information Systems Support, Inc. (“ISS”) and Biometric Solutions Group, Inc. (“BSG”) required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which information was excluded from the Registrant’s initial filing on Form 8-K, filed with The Securities and Exchange Commission on December 31, 2003, in reliance upon Item 7(a)(4) of Form 8-K.

Item 7.	Financial Statements and Exhibits

The following financial statements required by Item 7 with respect to the acquisition of certain assets and rights used in connection with the digital identity and biometric-enhanced physical access security business of ISS and BSG are filed as part of this report:

(a) Financial Statements of Business Acquired

Financial Information

Financial Information

(c) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support, Inc., a Maryland corporation, Biometric Solutions Group, Inc., a Delaware corporation

23.1	Consent of KPMG LLP, Independent Auditors

23.2	Consent of Aidman, Piser & Company, P.A.

Exhibit No.	Description

99.1*	Escrow Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support Inc., a Maryland corporation, Biometric Solutions Group, Inc., a Delaware corporation, and Carney Badley Spellman, PS, as escrow agent

99.2*	Registration Rights Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, and Biometric Solutions Group, Inc., a Delaware corporation

99.3*	Press release dated December 29, 2003, announcing the Company’s agreement to acquire certain assets of Information Systems Support Inc. and Biometric Solutions Group, Inc.

*	Previously filed with the SEC as an exhibit to Registrants’ Current Report on Form 8-K filed on
December 31, 2003.

2

INDEPENDENT AUDITORS’ REPORT

The Stockholders and Board of Directors

Biometric Solutions Group, Inc.

We have audited the accompanying balance sheet of Biometric Solutions Group, Inc. (the “Company”) as of September 30, 2002, and the related statements of operations, shareholders’ equity, and cash flows for the period from inception (December 21, 2001) to September 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biometric Solutions Group, Inc. at September 30, 2002, and the results of its operations and its cash flows for the period from inception (December 21, 2001) to September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

As more fully discussed in Note 11, effective December 29, 2003, the Company and Information Systems Support, Inc. completed a sale of substantially all of the Company’s operating assets, and the transfer of certain operating liabilities, to SAFLINK Corporation.

/s/    AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida

November 15, 2002, except for Note 11 as to

which the date is December 29, 2003

BIOMETRIC SOLUTIONS GROUP, INC.

BALANCE SHEET

September 30, 2002

ASSETS
Current assets:
Cash and cash equivalents	$474,000
Restricted cash	26,000
Accounts receivable, net of reserves of $6,000	60,000
Inventories	972,000
Prepaid expenses and other assets	9,000

Total current assets	1,541,000
Note receivable-related party	50,000
Property and equipment, net of $14,000 accumulated depreciation	69,000
Goodwill	1,020,000
Intangible assets, net of $174,000 accumulated amortization	1,476,000

Total assets	$4,156,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,788,000
Accounts payable and accrued expenses	348,000
Accrued interest expense	125,000
Deferred revenue	22,000

Total current liabilities	2,283,000
Long-term debt	806,000
Note payable-related party	75,000
Other long-term liabilities	7,000

Total liabilities	3,171,000

Commitments (Note 10)	—

Shareholders’ equity:
Series A preferred stock, $.0001 par value, 4,000,000 shares designated; 3,000,000 shares issued and outstanding	2,986,000
Series B preferred stock, $.0001 par value, 6,775,000 shares designated; none issued or outstanding	—
Common stock, $.0001 par value, 20,000,000 shares authorized; 2,125,000 shares issued and outstanding	—
Additional paid-in capital	246,000
Accumulated deficit	(2,247,000)

Total shareholders’ equity	985,000

Total liabilities and shareholders’ equity	$4,156,000

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

STATEMENT OF OPERATIONS

Period from Inception (December 21, 2001) to September 30, 2002

Revenues:
Product revenues	$118,000
Service revenues	126,000

Total revenue	244,000

Cost of revenues:
Cost of product revenues	196,000
Cost of service revenues	52,000

Total cost of revenues	248,000

Gross margin loss	(4,000)
Operating expenses:
Selling, general and administrative	1,492,000
Research, development and engineering	498,000
Depreciation and amortization	72,000
Investment banking fees	50,000

Total operating expenses	2,112,000

Loss from operations	(2,116,000)
Other income (expense):
Interest income	5,000
Interest expense	(130,000)

Total other income (expense), net	(125,000)
Loss before income taxes	(2,241,000)
Income taxes	—

Net loss	(2,241,000)
Less preferred stock accretions	(6,000)

Loss applicable to common stockholders	$(2,247,000)

Basic and diluted loss per common share	$(0.74)

Weighted average shares used in loss per common share calculation	3,049,000

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY

Period from Inception (December 21, 2001) to September 30, 2002

	Common Stock		Series A Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balances, inception (December 21, 2001)	—	$—	—	$—	$—	$—	$—
Net loss for the period from inception to September 30, 2002	—	—	—	—	—	(2,241,000)	(2,241,000)
Issuance of founders’ common stock	3,100,000	—	—	—	—	—	—
Issuance of Series A preferred stock	—	—	2,375,000	2,375,000	—	—	2,375,000
Issuance of Series A preferred stock and warrants	—	—	625,000	605,000	20,000	—	625,000
Stock-based compensation	—	—	—	—	22,000	—	22,000
Allocation of debt proceeds to contribution of founders’ shares	(975,000)	—	—	—	204,000	—	204,000
Preferred stock accretions	—	—	—	6,000	—	(6,000)	—

Balances, September 30, 2002	2,125,000	$—	3,000,000	$2,986,000	$246,000	$(2,247,000)	$985,000

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

STATEMENT OF CASH FLOWS

Period from Inception (December 21, 2001) to September 30, 2002

Cash flows from operating activities:
Net loss	$(2,241,000)
Adjustments to reconcile net loss to net cash flows from operating activities:
Stock-based compensation	22,000
Amortization of debt discount	4,000
Provision for uncollectible receivables	6,000
Depreciation and amortization	188,000
Changes in operating assets and liabilities:
Accounts receivable	(66,000)
Inventories	(351,000)
Prepaid expenses and other assets	(9,000)
Accounts payable and accrued expenses	34,000
Accrued interest expense	125,000
Other liabilities	29,000

Net cash flows from operating activities	(2,259,000)

Cash flows from investing activities:
Cash paid for acquisition of business	(1,250,000)
Purchases of property and equipment	(27,000)
Loan to shareholder	(50,000)

Net cash flows from investing activities	(1,327,000)

Cash flows from financing activities:
Proceeds from sale of Series A preferred stock	3,000,000
Proceeds from issuance of notes payable	1,086,000
Deposits to restricted cash	(26,000)

Net cash flows from financing activities	4,060,000

Net increase in cash and cash equivalents	474,000
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$474,000

Supplemental cash flow information:
Cash paid for interest	$1,000
Cash paid for income taxes	$—
Non-cash investing and financing activities:
Assets acquired and liabilities assumed in business purchase transaction:
Goodwill and intangible assets	$2,670,000
Inventories	$621,000
Equipment	$56,000
Accounts payable and accrued expenses	$(314,000)
Note payable	$(1,783,000)

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2002

1. Description of the Business and Summary of Significant Accounting Policies:

Description of Business:

Biometric Solutions Group, Inc. (the “Company”) was incorporated in Delaware on December 21, 2001. On January 31, 2002, the Company acquired substantially all of the assets of the Biometric Solutions Group Division of Information Systems Support, Inc. (“ISS”) (see Note 2). Prior to the acquisition, the Company had no operations. Prior to the sale discussed in Note 11, the Company was engaged in the manufacture and marketing of integrated biometric access control systems, including all software and hardware required from the access ends of the system to the centralized control point, using principally fingerprint recognition and recording technology. The Company was also engaged in providing consulting services to former clients of ISS.

Revenue Recognition:

Revenues from product sales are recognized at the time the products are delivered to the customer. In instances where Company personnel are contractually required to assist in the installation of products, both product and installation revenues are deferred until the installation is complete, since customer acceptance is dependent upon the successful installation. Service revenues are recorded when the revenue has been earned and is collectible, which generally occurs once the services have been rendered. Revenues associated with extended warranty and maintenance contracts are deferred at the time the contract is entered into and recognized as revenue over the life of the contract.

Cash and Cash Equivalents:

Cash and cash equivalents consist of demand deposits and highly liquid money market funds. The Company deposits its cash with quality financial institutions. At times, cash balances may be in excess of the FDIC insurance limits. The Company has not experienced any loss to date on these cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Restricted Cash:

Restricted cash consists of balances pledged to the bank as collateral for a note payable and credit cards. Restricted cash associated with the note will be available for general corporate purposes upon fulfillment of all obligations under the debt agreement.

Inventories:

Inventories are stated at the lower of cost (applying the first-in, first-out method) or market. The Company provides allowances for obsolete, slow moving or excess inventories in the period when obsolescence or inventory in excess of expected demand is first identified.

Property and Equipment:

Property and equipment are comprised of computer and other equipment, office furniture and internal use software. Equipment and software are being depreciated and amortized over a useful life of three years, office furniture is being depreciated over five years. Maintenance and repairs are expensed as incurred, while replacements and betterments are capitalized.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

Goodwill and Intangible Assets:

Pursuant to Financial Accounting Standard No. 142, Accounting for Intangible Assets, the Company’s goodwill arising from the business acquisition discussed in Note 2 will not be subjected to periodic amortization to operating expense. Rather, goodwill will be subjected to periodic impairment reviews that will be conducted during the fourth fiscal quarter of each future fiscal year ended September 30, or if facts and circumstances warrant, earlier. If, based upon these future reviews, impairments to goodwill are warranted, such impairments will be reflected as a charge to operations when determinable.

Amounts allocated to identifiable intangible assets are amortized on a straight-line basis over their estimated useful lives, as reflected in the following table. Amortization of acquired technology is included as a component of cost of product revenues.

Acquired technology	10 years
Non-competition agreement	2 years

Long-Lived Assets:

The Company reviews its long-lived assets, including identifiable intangible assets, annually for impairment, or if events or changes in circumstances indicate that carrying amounts of long-lived assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of assets comprising a reporting unit to future undiscounted cash flows of the reporting unit. During the period from inception (December 21, 2001) to September 30, 2002, the Company operated one primary reporting unit. If such assets within the Company’s primary reporting unit are considered to be impaired, the impairment is measured as the amount by which the carrying cost of the assets exceeds the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Capitalized Software Development Costs:

Research and development costs consist principally of salaries and benefits paid to the Company’s employees in the development of software and hardware products. The Company’s policy is to expense all research and development costs as incurred until technological feasibility is established. Commencing with the establishment of technological feasibility and concluding at the time the product is available for markets, software development costs are capitalized. Technological feasibility is defined as being established when product design and a working model of the software product has been completed and tested. The costs of those products that have met the technological feasibility criteria are capitalized. For the period from inception (December 21, 2001) to September 30, 2002 there were no capitalized software development costs.

Advertising Expenses:

Advertising costs are expensed as incurred. Advertising costs amounted to $16,000 for the period from inception (December 21, 2001) to September 30, 2002.

Warranty Expense:

Estimated product warranty expense is accrued when the associated revenue is recognized, and included as a component of cost of sales. Warranty expense amounted to $7,000 for the period from inception (December 21, 2001) to September 30, 2002.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

Stock-Based Compensation:

The Company accounts for stock options issued to its employees under the provisions of Accounting Principles Board Opinion No. 25 (APB25) whereby compensation is recognized to the extent the market value of the underlying stock on the date of grant exceeds the exercise price of the option granted. The Company has adopted the disclosure provisions of Financial Accounting Standard No. 123 (FAS123), which requires disclosure of compensation expense that would have been recognized if the fair-value based method of determining compensation had been used for all arrangements under which employees receive shares of common stock or options. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by FAS123.

Income Taxes:

The Company records income taxes using the liability method based on enacted tax laws and statutory tax rates applicable to the period in which differences are expected to affect taxable income. Under this method, the Company records deferred taxes based on temporary taxable and deductible differences between the tax bases of the Company’s assets and liabilities and their financial reporting bases. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Concentration of Credit Risk:

The Company performs on-going credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary. However, the Company sells a significant amount of its products to small, closely held security integrators and value added resellers. As a result, the risk of loss may be greater than if the Company’s primary customers were larger integrators or governmental agencies. The Company maintains an allowance for potential credit losses, which is based upon the expected collection of the accounts receivable.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Acquisition of Business:

On January 31, 2002, the Company acquired substantially all of the operating assets of the Biometric Solutions Group Division of ISS. The division was engaged in development, marketing, and consulting related to biometric technologies, using principally fingerprint recognition technologies. The Company was established for the sole purpose of making this business acquisition and continuing the development and marketing efforts of the Biometric Solutions Group Division of ISS within an independent organization.

Under the terms of the Asset Purchase Agreement, the total consideration for the purchase of the assets was $3,347,000, which consisted of cash paid in the amount of $1,250,000, a note payable to ISS in the amount of $1,783,000, and the assumption of accounts payable and accrued expenses totaling $314,000. The acquisition was accounted for as a purchase business combination pursuant to Financial Accounting Standard No. 141 Business Combinations, where the purchase price was allocated to the net tangible and intangible assets and liabilities based upon their respective fair values. Assets acquired under the terms of the Asset Purchase

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

Agreement, at their respective fair values as determined by management of the Company, are reflected in the following tabular presentation. The excess of the purchase price paid and liabilities assumed has been classified as goodwill.

Assets acquired:
Acquired technology	$1,500,000
Inventories	621,000
Non-competition agreement	150,000
Property and equipment	56,000

2,327,000

Purchase price:
Note payable to ISS	1,783,000
Cash paid	1,250,000
Operating liabilities assumed	314,000

3,347,000

Goodwill	$1,020,000

The accompanying financial statements include the results of operations of the acquired business commencing with the date of its acquisition by the Company.

On an unaudited pro forma basis, assuming that the acquisition had occurred at the beginning of the period from inception (December 21, 2001) to September 30, 2002, the operating results would not have materially differed from those presented in these financial statements.

3. Inventories:

Inventories consisted of the following at September 30, 2002:

Work in progress and components	$483,000
Finished goods	489,000

$972,000

4. Property and Equipment:

Property and equipment consisted of the following as of September 30, 2002:

Furniture and fixtures	$13,000
Computer and other equipment	36,000
Software	34,000

83,000
Less: Accumulated amortization and depreciation	(14,000)

$69,000

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

Total depreciation of property and equipment from inception (December 21, 2001) to September 30, 2002 amounted to $14,000.

5. Intangible Assets:

Amortization expense related to identifiable intangible assets was $174,000 for the period from inception (December 21, 2001) to September 30, 2002. Estimated annual amortization expense of identifiable intangible assets for each year ended September 30 is as follows:

2003	$225,000
2004	167,000
2005	150,000
2006	150,000
2007	150,000

6. Long-Term Debt:

Long-term debt consisted of the following as of September 30, 2002:

10% Acquisition Note Payable (A)	$1,783,000
6.4% Commercial Bank Loan (B)	11,000
8% Discount Convertible Note ($1,000,000 face value) (C)	800,000

2,594,000
Less current maturities	(1,788,000)

$806,000

(A)	In conjunction with the purchase of the business from ISS (see Note 2), the Company issued a $1,783,000 face value, convertible promissory note payable, to ISS bearing interest at 10% per annum, with principal and interest due on January 31, 2003. The conversion feature provides that the note shall have a conversion price per share equal to (a) $1.00 if converted during the ninety (90) day period following the date of the note, (b) $2.00 if converted during the period from ninety one (91) days after the date of the note to one-hundred and eighty (180) days after the date of the note, and (c) $3.00 if converted thereafter. The fair market value of the Company’s common stock on the issuance date amounted to $1.00 and, as a result, the issuance did not contain terms of a beneficial conversion.
(B)	On March 20, 2002 the Company borrowed $12,000 from a commercial bank, and issued a commercial note, which bears interest at 6.4% per annum. The Company makes monthly payments of principal and interest in the amount of approximately $365, with the final payment due on April 15, 2005.
(C)	On September 16, 2002, the Company entered into a Convertible Note Purchase Agreement (“Agreement”) with a Homeland Solutions LLC (“Homeland”) providing for up to $3,000,000 in borrowings, to be invested through a series of convertible promissory notes, including $400,000 borrowed under the terms of the original note dated August 2, 2002. Notes issued under the terms of the Agreement bear interest at an annual rate of 8% with a maturity date of September 16, 2004. Contemporaneously with the execution of the Agreement, and in accordance with the terms hereunder, the Company borrowed an additional $600,000 from Homeland prior to September 30, 2002 under a separate convertible promissory note agreement. Under the terms of the Agreement, the Company may borrow up to an additional $2,000,000, provided that the Company achieves certain financial, operational and administrative objectives specified in the Agreement.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

The notes are convertible into Series B preferred stock at Homeland’s option at a rate of $0.4428 per share (the fair value of the Series B preferred stock on the commitment date). In addition, the notes convert mandatorily into Series B preferred stock, at the contractual conversion rate, upon either (i) the initial public offering of Company common stock in an amount greater than $6,000,000 or (ii) the achievement by the Company of positive retained earnings.

The Agreement also provided for the surrender and cancellation of 975,000 shares of previously issued founders’ common stock, which has the effect of affording majority ownership on a fully diluted basis to Homeland upon funding of the maximum amount. The Company allocated $204,000 of the proceeds under the funding to paid-in capital, in a manner similar to a capital contribution by the founders. This amount represented the fair value of the founders’ equity that was forfeited to the benefit of Homeland. The resulting debt discount will be amortized through charges to interest expense over the term of the notes. During the period that the notes were issued $4,000 was amortized on the notes. Also see Note 7 for additional features.

Maturities of long-term debt, on an undiscounted face value and discounted carrying value basis, for each fiscal year ending September 30 are as follows:

	Undiscounted Face Value	Discounted Carrying Value
2003	$1,788,000	$1,788,000
2004	1,004,000	804,000
2005	2,000	2,000

	$2,794,000	$2,594,000

7. Related Party Transactions:

In March 2002 the Company loaned $50,000 to the Company’s Chief Technology Officer. The note bears interest at 5% per annum and matures on March 15, 2005. The note is collateralized by the proceeds from any sale of Company Common Stock owned by this individual, who currently owns 1,000,000 shares of Common Stock of the Company.

On July 15, 2002, the Company issued a note payable in the amount of $75,000 to a director and shareholder of the Company. The note bears interest at 8% per annum and matures on July 13, 2006. Under the terms of the note, the Company is required to make monthly payments of principal of $6,000 plus interest once Homeland has loaned a total of $3,000,000 to the Company, which is currently scheduled to occur after September 2003. The Company has classified this note payable as long term as of September 30, 2002 based upon its internal projections of cash receipts under the terms of the funding arrangement discussed in Note 5.

8. Shareholders’ Equity:

The Company’s Certificate of Incorporation, as amended, provides for 20,000,000 authorized shares of common stock (par value $.0001 per share) and 15,000,000 authorized shares of preferred stock (par value $.0001 per share) that are subject to partial designation, as follows.

Series A Preferred Stock:

The Company has designated 4,000,000 shares of preferred stock as Series A preferred stock. During February and March 2002, the Company sold 3,000,000 shares of Series A preferred stock at a price of $1.00 per

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

share. The holders of Series A preferred stock are entitled to receive cumulative dividends in preference to any dividend on the Company’s Common Stock at the rate of 8% per annum of the original purchase price, payable only when, and if declared by the Board of Directors. Each share of Series A preferred stock carries the same voting rights as Common Stock, and is convertible into one share of Common Stock, subject to adjustments for certain dilutive events. Series A preferred stock has a liquidation value of $1.00 per share and its liquidation is subordinate to Series B preferred stock.

Series B Preferred Stock:

The Company has designated 6,775,000 shares of preferred stock as Series B preferred stock. The holders of Series B preferred stock are entitled to receive cumulative dividends in preference to any dividend on the Company’s Common Stock at the rate of 8% per annum of the original purchase price, payable only when, and if declared by the Board of Directors. Each share of Series B preferred stock carries the same voting rights as Common Stock, and is convertible into one share of Common Stock, subject to adjustments for certain dilutive events. Series B preferred stock has a liquidation value of $.50 per share and has liquidation preference over Series A preferred stock.

Stock Options and Warrants:

In April 2002, the shareholders of the Company approved the 2002 Equity Incentive Plan (the “Plan”), under which 2,000,000 shares of Common Stock were reserved for issuance under the Plan. Under the terms of the Plan, the options may be granted at an exercise price designated by the Compensation Committee of the Board of Directors (“Committee”). Each stock option agreement will state the period or periods of time within which the stock option may be exercised and vest, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no stock option shall be exercisable after ten years from the date of grant thereof. Pursuant to the terms of the plan, the Company has awarded certain options to employees for the purchase of an aggregate number of 160,000 shares of Common Stock of the Company at a price of $1.00 per share (the market value of the Company’s Common Stock on the date of grant). The options vest over a three-year period and expire ten years after the date of the grants.

The Company is committed to grant at least 50,000 stock options annually, with exercise prices no less than fair value, to the Company’s president and chief financial officer, pursuant to an employment agreement.

On February 28, 2002 the Company granted an option for the purchase of 100,000 shares of Common Stock of the Company at an exercise price of $1.00 per share to a third party as compensation for services. The option vested 50% at the time of issuance, and the remaining 50% vested ninety days subsequent to the date of the option agreement. The option expires on February 28, 2007. The option was assigned a value of $13,000, which was based on a fair value model, and charged to operations during the period from inception (December 21, 2001) to September 30, 2002.

On March 4, 2002 the Company issued a warrant to an Officer of the Company, in conjunction with his employment, for the purchase of 500,000 shares of Common Stock of the Company at an exercise price of $1.00 per share (the fair market value of the Company common stock on the grant date). The warrant vests as follows: (i) 100,000 upon the execution of the warrant agreement (ii) 133,333 on the six month anniversary of the warrant agreement (iii) 133,333 on the 13th month anniversary of the warrant agreement (iv) 133,333 on the 18th month anniversary of the warrant agreement. The warrant expires on March 4, 2007. This Officer resigned from the Company and the unvested portion of the warrant totaling 267,000 unvested shares, was forfeited.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

On March 11, 2002, in conjunction with the sale of 625,000 shares of Series A preferred stock, the Company issued a warrant for the purchase of 244,000 shares of Common Stock of the Company at a price of $1.00 per share. The warrant is fully vested and expires on March 11, 2005. The proceeds from the sale of preferred stock and warrants were allocated between the two securities, resulting in a $20,000 recorded as paid-in capital related to the warrants. The carrying value will be accreted up to the liquidation value of the securities through charges to retained earnings over two years.

On April 24, 2002, the Company issued a warrant to a Board member, in conjunction with his appointment to the Board, for the purchase of 100,000 shares of Common Stock of the Company at a price of $1.00 per share (the fair value of the Company’s common stock on the date of grant). The warrant is fully vested and expires on April 24, 2012.

On May 16, 2002, the Company issued a warrant to a Board member, in conjunction with his appointment as Chairman of the Board, for the purchase of 200,000 shares of Common Stock of the Company at a price of $1.00 per share (the fair value of the Company’s common stock on the date of grant). The warrant is fully vested and expires on May 16, 2012.

On June 29, 2002, the Company issued a warrant to an individual, in conjunction with his appointment as Chairman of the Company’s Board of Advisors, a role similar to that of a Board Member, for the purchase of 100,000 shares of Common Stock of the Company at a price of $1.00 per share (the fair value of the Company’s common stock on the date of grant). The warrant vested 25% upon the execution of the agreement, with an additional 25% vesting on each anniversary date of the agreement. The warrant expires on June 29, 2007.

On August 28, 2002, the Company issued a warrant to an individual, in conjunction with the resolution of certain disputes between the Company and the individual, for the purchase of 50,000 shares of Common Stock of the Company at a price of $1.00 per share. The warrant is fully vested and expires on August 28, 2012. The warrants were assigned a value of $9,000, which was based on a fair value model, and charged to operations during the period from inception (December 21, 2001) to September 30, 2002.

The following table summarizes activity involving common stock options and warrants during the period from inception (December 21, 2001) to September 30, 2002:

	Shares	Price
Option Activity
Issued	1,454,000	$1.00
Exercised	—	—
Expired/Forfeited	(267,000)	$1.00

Balance outstanding	1,187,000	$1.00

Shares exercisable	952,000

On an unaudited pro forma basis, assuming that the Company applied the fair value provisions of FAS123 to accounting for employee stock compensation, net loss for the period from inception (December 21, 2001) to September 30, 2002 would have amounted to $(2,134,000).

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

Stock options outstanding at September 30, 2002 are as follows:

Issue Date	February 2002 - August 2002
Vesting Period	0 - 4 Years
Weighted Average Exercise Price	$1.00
Expiration Date	March 2005 through August 2012
Weighted Average Remaining Life	5.75 Years

In developing the fair value of stock options for purposes of pro forma financial information required by FAS123 the Company used the Black-Scholes valuation model which required certain assumptions, including the fair market value of the underlying securities and an interest component. As a private organization, common stock volatility was not assumed.

The following assumptions were utilized to determine fair value under the Black-Scholes option-pricing model:

Underlying stock price at grant date	$1.00
Exercise price	$1.00
Dividend yield	0%
Risk-free interest rate	3% - 4%

Other Shareholders’ Equity:

Pursuant to the Notes issued under the terms of the Note Purchase Agreement (see Note 6), Homeland has been granted a preemptive right to acquire any securities, including derivative securities, if any, issued by the Company in the future to any party. In addition, the Company has granted Homeland the right to purchase shares of the Company’s stock under the same terms and conditions for all existing derivative securities, if any, if and when those derivative securities are exercised.

9. Income Taxes:

Income tax benefit consists of the following for the period from inception (December 21, 2001) to September 30, 2002:

Current income tax benefit	$736,000
Change in valuation allowance	(736,000)

Net income taxes	$—

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of September 30, 2002 is presented below:

Net operating losses	$663,000
Amortization	21,000
Other items	52,000

Gross deferred tax assets	736,000
Valuation allowance	(736,000)

Total net deferred tax asset	$—

As of September 30, 2002, the Company has accumulated net operating loss carryforwards for income tax purposes of approximately $1,770,000. These amounts expire in 2022.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002

10. Commitments:

Leases:

The Company leases it’s headquarter facilities, furniture and certain equipment under non-cancelable operating lease agreements with various expiration dates through 2007. Future minimum lease payments for each year ending September 30 under the leases are as follows:

2003	$117,000
2004	98,000
2005	42,000
2006	2,000
2007	2,000

Total	$261,000

Rent expense for the period from inception (December 21, 2001) to September 30, 2002 amounted to $81,000.

11. Subsequent Events:

On December 18, 2003, the Company’s Board of Directors amended the Certificate of Incorporation of the Company so as to decrease the number of authorized shares of the Company’s capital stock. The aggregate number of shares the Company had authority to issue was reduced from 35 million shares, consisting of 20 million shares of common stock and 15 million shares of preferred stock, to 6,332,083 shares, consisting of 3,332,083 shares of common stock and 3,000,000 shares of preferred stock.

Pursuant to an Asset Purchase Agreement, dated December 28, 2003, between the Company and ISS, as sellers, and SAFLINK Corporation, as buyer, the Company sold its intellectual property, tangible and intangible assets, and contracts in progress to SAFLINK Corporation. SAFLINK also assumed certain operating liabilities, including accounts payable and other liabilities associated with the acquired assets. Consideration for the purchase was $500,000 and 1,122,855 shares of SAFLINK Corporation common stock, of which 600,000 shares are held in escrow to secure certain indemnification obligations.

Pursuant to a Beneficiary Agreement, dated December 28, 2003, with the Company, ISS and the Homeland cancelled the 10% Acquisition Note Payable and the 8% Discount Convertible Note Payable, respectively, and released all security interests in the Company’s assets, in exchange for the right to receive payment of a portion of the above purchase consideration.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Biometric Solutions Group, Inc.:

We have audited the accompanying balance sheet of Biometric Solutions Group, Inc. as of September 30, 2003 and the related statement of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the results of our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biometric Solutions Group, Inc. as of September 30, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG, LLP

Seattle, Washington

March 8, 2004

BIOMETRIC SOLUTIONS GROUP, INC.

BALANCE SHEET

September 30, 2003

(in thousands, except share data)

ASSETS
Current assets:
Cash	$37
Accounts receivable, net of allowance for doubtful accounts of $18	85
Unbilled product and services	181
Inventories	96
Prepaid expenses and other assets	210

Total current assets	609
Note receivable-related party	50
Property and equipment, net	51
Intangible assets, net	1,251
Goodwill	1,020

Total assets	$2,981

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$190
Accrued expenses	88
Current maturities of long-term debt	2,985
Payable to related-party	390
Accrued interest expense, primarily related party	411
Deferred revenue	278

Total current liabilities	4,342
Note payable-related party	75

Total liabilities	4,417

Commitments and contingencies	—

Shareholders’ deficit:
Preferred stock, $0.0001 par value:
Authorized - 3,000,000 shares
Series A - Liquidation preference of $3,000,000, 3,000,000 shares designated; 3,000,000 shares issued and outstanding	2,986
Common stock, $0.0001 par value:
Authorized - 3,332,083 - 2,125,000 shares issued and outstanding	—
Additional paid-in capital	246
Accumulated deficit	(4,668)

Total shareholders’ deficit	(1,436)

Total liabilities and shareholders’ deficit	$2,981

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

STATEMENT OF OPERATIONS

Year Ended September 30, 2003

(in thousands)

Revenue:
Product revenue	$171
Service revenue	188

Total revenue	359

Cost of revenue:
Cost of product revenue	1,031
Cost of service revenue	104

Total cost of revenue	1,135

Gross margin	(776)
Operating expenses:
Research, development and engineering	413
Selling, general and administrative	848

Total operating expenses	1,261

Loss from operations	(2,037)
Other income (expense):
Interest income	3
Interest expense	(387)

Total other income (expense)	(384)

Net loss	$(2,421)

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

Year Ended September 30, 2003

(in thousands, except share data)

	Series A Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at September 30, 2002	3,000,000	$2,986	2,125,000	$—	$246	$(2,247)	$985
Net loss	—	—	—	—	—	(2,421)	(2,421)

Balance at September 30, 2003	3,000,000	$2,986	2,125,000	$—	$246	$(4,668)	$(1,436)

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

STATEMENT OF CASH FLOWS

Year Ended September 30, 2003

(in thousands, except share and per share data)

Cash flows from operating activities:
Net loss	$(2,421)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Amortization of debt discount	102
Allocation of operating expenses	36
Provision for uncollectible receivables	11
Depreciation and amortization	250
Inventory obsolescence	788
Changes in operating assets and liabilities:
Accounts receivable	(36)
Inventories	88
Unbilled product and services	(181)
Prepaid expenses and other assets	(201)
Accounts payable and accrued expenses	(70)
Accrued interest expense	286
Deferred revenue	256
Other liabilities	(7)

Net cash flows used in operating activities	(1,099)

Cash flows used in investing activities:
Purchases of property and equipment	(7)

Net cash flows used in investing activities	(7)

Cash flows used in financing activities:
Proceeds from issuance of notes payable	300
Payable to related party	354
Repayment of commercial bank loan	(11)
Release of restricted cash	26

Net cash flows provided by financing activities	669

Net decrease in cash	(437)
Cash at beginning of period	474

Cash at end of period	$37

Supplemental cash flow information:
Non-cash financing and investing activities:
Cash paid for interest	$—
Cash paid for income taxes	—

See accompanying notes to financial statements.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2003

1. Description of the Business and Summary of Significant Accounting Policies:

Description of Business and Basis of Presentation:

Biometric Solutions Group, Inc. (the “Company”) was incorporated in Delaware on December 21, 2001. On January 31, 2002, the Company acquired substantially all of the assets of the Biometric Solutions Group Division of Information Systems Support, Inc. (“ISS”) (see Note 2). Prior to the acquisition, the Company had no operations. Prior to the sale of certain assets to SAFLINK Corporation (“SAFLINK”) as discussed in Note 11, the Company was engaged in the manufacture and marketing of integrated biometric access control systems, including all software and hardware required from the access ends of the system to the centralized control point, using principally fingerprint recognition and recording technology. The Company was also engaged in providing consulting services to former clients of ISS. In February 2003, because the Company was in default on its loan to ISS, ISS hired key employees of the Company and operated the assets of the Company as if it was a division of ISS until the sale to SAFLINK occurred.

The Company’s Statement of Operations for the year ended September 30, 2003 include allocations of general and administrative expenses incurred by ISS of approximately $36,000. These expenses were allocated to the Company based on the Company’s activities relative to ISS and therefore reflect a portion of ISS’s contribution to the Company’s during the period of February through September 2003.

Revenue Recognition:

Revenue from product sales is recognized at the time the products are delivered to the customer. In instances where Company personnel are contractually required to assist in the installation of products, both product and installation revenue is deferred until the installation is complete, since customer acceptance is dependent upon the successful installation. Service revenue is recorded when the revenue has been earned and is collectible, which generally occurs once the services have been rendered. Revenue associated with extended warranty and maintenance contracts is deferred at the time the contract is entered into and recognized as revenue over the life of the contract.

Revenue from contracts for non-technology integration consulting services with fees based on time and materials or cost-plus is recognized in accordance with SEC Staff Accounting Bulletin No. 101 (SAB 101), “Revenue Recognition in Financial Statements,” as the services are performed (as measured by time incurred) and amounts earned. The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured. In such contracts, the Company’s efforts, measured by time incurred, typically represents the contractual milestones or output measure, which is the contractual earnings pattern. For non-technology integration consulting contracts with fixed fees, the Company recognizes revenue as amounts become billable in accordance with contract terms provided the billable amounts are not contingent, are consistent with the services delivered, and are earned. Contingent revenue relating to non-technology integration consulting contracts is recognized when the contingency is satisfied and the Company concludes the amounts are earned.

Contracts containing multiple services are segmented into separate elements when the services represent separate earnings processes. Revenue for contracts with multiple elements is allocated based on the fair value of the elements and is recognized in accordance with our accounting policies for each separate element, as described above. Fair value is determined based on the prices charged when each element is sold separately.

Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

costs of the contract exceed the estimated total revenue that will be generated by the contract. There were no material losses recognized in the year ended September 30, 2003.

Revenue recognized in excess of billings is recorded as Unbilled product and services. Billings in excess of revenue recognized are recorded as Deferred revenues until revenue recognition criteria are met. Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, such as the cost of hardware and software resales, are included in Revenue, and an equivalent amount of reimbursable expenses are included in Cost of revenue.

Cash:

Cash consists of demand deposits and highly liquid money market funds. The Company deposits its cash with quality financial institutions. At times, cash balances may be in excess of the FDIC insurance limits. The Company has not experienced any loss to date on these cash balances. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents were $0 as of September 30, 2003.

Accounts Receivable:

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience and customer specific information. The Company reviews its allowance for doubtful accounts monthly. Past due balances over 90 days are reviewed individually for collectibility. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

Fair Value of Financial Instruments:

At September 30, 2003, the Company’s financial instruments consist of cash, accounts receivable, a note receivable, a payable to a related party, accounts payable and accrued expenses. The fair value of these instruments approximates their carrying value based on the liquidity of these financial instruments or based on their short-term nature.

Inventories:

Inventories are stated at the lower of cost (applying the first-in, first-out method) or market.

Property and Equipment:

Property and equipment are comprised of computer and other equipment, furniture and fixtures and internal use software and is stated at cost. Equipment and software are being depreciated and amortized over a useful life of three years, while furniture and fixtures are being depreciated over five years. Maintenance and repairs are expensed as incurred, while replacements and betterments are capitalized.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

Capitalized Software:

The Company capitalizes internally developed software costs in accordance with the provisions of Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Capitalized costs are amortized on a straight-line basis over the estimated useful life of the software once it is available for use.

Long-Lived Assets:

In accordance with Statements of Financial Accounting Standards (“SFAS”) No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Advertising Expenses:

Advertising costs are expensed as incurred. Advertising costs amounted to $2,000 for the year ended September 30, 2003.

Guarantees:

Indemnification and warranty provisions contained within the Company’s customer service agreements are generally consistent with those prevalent in its industry. The duration of the Company’s product warranties generally does not exceed one year following delivery of its products. The Company has not incurred significant obligations under customer indemnification or warranty provisions historically and does not expect to incur significant obligations in the near future. Accordingly, the Company does not maintain material accruals for potential customer indemnification or warranty-related obligations.

Stock-Based Compensation:

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its stock options. Under this method, compensation expense is recognized only if the current market price of the underlying stock exceeded the exercise price on the date of grant. SFAS No. 123, Accounting for Stock-Based Compensation and SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic- value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income if the

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

fair-value-based method had been applied to all outstanding and unvested awards during the year ended September 30, 2003 (in thousands).

Net loss	$(2,421)
Add stock-based employee compensation expense included in reported net loss	—
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards	(42)

Pro forma net loss	$(2,463)

The Company accounts for non-employee stock-based compensation in accordance with SFAS No. 123 and EITF No. 96-18.

Income Taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Segment Reporting:

Operating segments are revenue-producing components of the enterprise for which separate financial information is produced internally for the Company’s management. For all periods presented the Company operated as a single segment.

Concentration of Credit Risk:

The Company performs on-going credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary. However, the Company sells a significant amount of its products to small, closely held security integrators and value added resellers. As a result, the risk of loss may be greater than if the Company’s primary customers were larger integrators or governmental agencies. The Company maintains an allowance for potential credit losses, which is based upon the expected collection of the accounts receivable. As of September 30, 2003, the Company had two customers that accounted for 83% and 13%, respectively, of its accounts receivable balance. Also, for the year ended September 30, 2003, the Company had two customers that made up 22% and 21%, respectively, of the total revenue. Refer to Note 7, Related Party Transactions, for further detail.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company has used estimates in

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

determining certain provisions, including allowance for doubtful accounts, useful lives for property and equipment, intangibles, the fair-value of the Company’s common stock and a valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements:

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF No. 00-21 provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The Company will adopt the provisions of EITF No. 00-21 on October 1, 2003. The Company believes that the adoption of EITF No. 00-21 will not have a significant impact on its consolidated financial position, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures in its balance sheets certain financial instruments with characteristics of both liabilities and equity. In accordance with this Statement, financial instruments that embody obligations for the issuer are required to be classified as liabilities. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 except for certain provisions associated with redeemable securities. The adoption of SFAS No. 150 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104, Revenue Recognition (SAB No. 104) which revises or rescinds certain sections of SAB No. 101, Revenue Recognition in Financial Statements in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 should not have a material effect on the Company’s financial position and results of operations.

2. Acquisition of Business:

On January 31, 2002, the Company acquired substantially all of the operating assets of the Biometric Solutions Group Division of ISS. The division was engaged in development, marketing, and consulting related to biometric technologies, using principally fingerprint recognition technologies. The Company was established for the sole purpose of making this business acquisition and continuing the development and marketing efforts of the Biometric Solutions Group Division of ISS within an independent organization.

The acquisition was accounted for as a purchase business combination pursuant to SFAS No. 141, Business Combinations, where the purchase price was allocated to the net tangible and intangible assets and liabilities based upon their respective fair values. The excess of the purchase price over the fair values of these tangible operating assets acquired, less amounts assigned to assumed liabilities, was allocated to current technologies, $1.5 million, and non-compete agreements, $150,000, which are being amortized over ten years and two years, respectively. Accumulated amortization at September 30, 2003 was $399,000, while amortization expense for the year ended September 30, 2003 was $225,000.

Pursuant to Financial Accounting Standard No. 142, Accounting for Intangible Assets, the Company’s goodwill will not be subjected to periodic amortization. Rather, goodwill is subjected to periodic impairment reviews that are conducted on an annual basis, or if facts and circumstances warrant, earlier. This determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141, Business Combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. If, based upon these reviews, impairments to goodwill is warranted, such impairments will be reflected as a charge to operations when determinable.

3. Inventories:

Inventories consisted of the following at September 30, 2003 (in thousands):

Work in progress and components	$11
Finished goods	85

$96

4. Property and Equipment:

Property and equipment consisted of the following as of September 30, 2003 (in thousands):

Furniture and fixtures	$21
Computer and other equipment	36
Internal use software	34

91
Less: Accumulated depreciation and amortization	(40)

$51

Total depreciation and amortization of property and equipment for the year ended September 30, 2003 amounted to $25,000.

5. Intangible Assets:

Amortization expense related to identifiable intangible assets was $399,000 for the period from inception (December 21, 2001) to September 30, 2003. Estimated annual amortization expense of identifiable assets for each year ended September 30, is as follows (in thousands):

2004	$167
2005	150
2006	150
2007	150

6. Current Maturities of Long-Term Debt:

Current maturities of long-term debt consisted of the following as of September 30, 2003 (in thousands):

10% Acquisition Note Payable	$1,783
8% Discount Convertible Note ($1,300,000 face value)	1,202

$2,985

In conjunction with the purchase of the business from ISS (see Note 2), the Company issued a $1,783,000 face value, convertible promissory note payable, to ISS bearing interest at 10% per annum, with principal and

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

interest due on January 31, 2003. The conversion feature provides that the note shall have a conversion price per share equal to (a) $1.00 if converted during the ninety (90) day period following the date of the note, (b) $2.00 if converted during the period from ninety one (91) days after the date of the note to one-hundred and eighty (180) days after the date of the note, and (c) $3.00 if converted thereafter. This note is secured by substantially all of the assets of the Company. The note was not repaid on January 31, 2003, and subsequently the Company was deemed to be in default on the loan.

On September 16, 2002, the Company entered into a Convertible Note Purchase Agreement (“Agreement”) with a Homeland Solutions LLC (“Homeland”) providing for up to $3,000,000 in borrowings, to be invested through a series of convertible promissory notes, including $400,000 borrowed under the terms of the original note dated August 2, 2002. These notes are secured by substantially all of the assets of the Company. Notes issued under the terms of the Agreement bear interest at an annual rate of 8% with a maturity date of September 16, 2004. Contemporaneously with the execution of the Agreement, and in accordance with the terms hereunder, the Company borrowed an additional $600,000 from Homeland prior to September 30, 2002 under a separate convertible promissory note agreement. In October 2002, the Company borrowed an additional $300,000 under the terms of the agreement. As of September 30, 2003, the Company was in default on the note and additional borrowing was unavailable.

The notes are convertible into Series B preferred stock at Homeland’s option at a rate of $0.4428 per share (the fair value of the Series B preferred stock on the commitment date). In addition, the notes convert mandatorily into Series B preferred stock, at the contractual conversion rate, upon either (i) the initial public offering of Company common stock in an amount greater than $6,000,000 or (ii) the achievement by the Company of positive retained earnings.

The Agreement also provided for the surrender and cancellation of 975,000 shares of previously issued founders’ common stock, which has the effect of affording majority ownership on a fully diluted basis to Homeland upon funding of the maximum amount. The Company allocated $204,000 of the proceeds under the funding to additional paid-in capital, in a manner similar to a capital contribution by the founders. This amount represented the fair value of the founders’ equity that was forfeited to the benefit of Homeland. The resulting debt discount will be amortized through charges to interest expense over the term of the notes. During the twelve months ended September 30, 2003 $102,000 was amortized on the notes and $106,000 was amortized during the life of the note. Also see Note 7 for additional features.

On March 20, 2002, the Company borrowed $12,000 from a commercial bank, and issued a commercial loan, which bore interest of 6.4% per annum. The Company paid approximately $11,000 during the year ended September 30, 2003 to settle the outstanding debt associated with this note.

The Company’s outstanding debt is all classified as short-term since the maturities on these notes are past due or fall within twelve months of September 30, 2003. Maturities of the outstanding debt, on an undiscounted face value and discounted carrying value basis, as of September 30, 2003, are as follows (in thousands):

Undiscounted Face Value	Discounted Carrying Value
$3,083	$2,985

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

7. Related Party Transactions:

In March 2002 the Company loaned $50,000 to the Company’s Chief Technology Officer. The note bears interest at 5% per annum and matures on March 15, 2005. The note is collateralized by the proceeds from any sale of Company Common Stock owned by this individual, who currently owns 1,000,000 shares of Common Stock of the Company.

On July 15, 2002, the Company issued an unsecured note payable in the amount of $75,000 to a director and shareholder of the Company. The note bears interest at 8% per annum and matures on July 13, 2006. Under the terms of the note, the Company is required to make monthly payments of principal of $6,000 plus interest once Homeland has loaned a total of $3,000,000 to the Company.

During the twelve months ended September 30, 2003, the Company recognized $84,000 in revenue from ISS for providing goods and services. Cost of sales in connection with this revenue was $41,000. As of September 30, 2003, the Company had interest payable of $297,000 to ISS in connection with a note payable, and incurred interest expense associated with this note of $178,000 during the twelve months ended September 30, 2003. In addition, the Company had a net payable due to ISS of approximately $390,000 as of September 30, 2003 relating to the period of February 1, 2003 through September 30, 2003 when the Company’s operations were funded by ISS. The payable primarily consisted of salaries and fringe benefits, lease payments, supplies, project materials and allocated general and administrative costs, offset by receipts of outstanding trade accounts receivable collected by ISS.

During the twelve months ended September 30, 2003, the Company recognized $81,000 in revenue from SAFLINK for providing goods and services. Cost of sales associated with this revenue was $48,000. As of September 30, 2003, SAFLINK represented $71,000 in accounts receivable, $10,000 in unbilled product and services, and $10,000 in deferred revenue. The relationship between the Company and SAFLINK is discussed further in Note 11.

8. Shareholders’ Equity:

The Company’s Certificate of Incorporation, as amended by written consent of the shareholders of BSG on December 18, 2003, provides for 3,332,083 authorized shares of common stock (par value $.0001 per share) and 3,000,000 authorized shares of preferred stock (par value $.0001 per share) that are subject to partial designation, as follows.

Series A Preferred Stock:

The Company had originally designated 4,000,000 shares of preferred stock as Series A preferred stock. As of December 18, 2003 that number was reduced to 3,000,000 shares. During February and March 2002, the Company sold 3,000,000 shares of Series A preferred stock at a price of $1.00 per share. The holders of Series A preferred stock are entitled to receive cumulative dividends in preference to any dividend on the Company’s Common Stock at the rate of 8% per annum of the original purchase price, payable only when, and if declared by the Board of Directors. Each share of Series A preferred stock carries the same voting rights as Common Stock, and is convertible into one share of Common Stock, subject to adjustments for certain dilutive events. Series A preferred stock has a liquidation value of $1.00 per share and its liquidation is subordinate to Series B preferred stock.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

Series B Preferred Stock:

The Company had originally designated 6,775,000 shares of preferred stock as Series B preferred stock. As of December 18, 2003, that number was reduced to zero, as no shares of Series B preferred stock were ever issued.

Stock Options and Warrants:

In April 2002, the shareholders of the Company approved the 2002 Equity Incentive Plan (the “Plan”), under which 2,000,000 shares of Common Stock were reserved for issuance under the Plan. Under the terms of the Plan, options, warrants, and other stock-related awards may be granted at an exercise price designated by the Compensation Committee of the Board of Directors (“Committee”). Each stock option agreement will state the period or periods of time within which the stock option may be exercised and vest, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no stock option shall be exercisable after ten years from the date of grant thereof. Pursuant to the terms of the plan, the Company has awarded certain options to employees for the purchase of an aggregate number of 160,000 shares of Common Stock of the Company at a price of $1.00 per share (the estimated market value of the Company’s Common Stock on the date of grant). The options vest over a three-year period and expire ten years after the date of the grants.

The fair value of each option grant is estimated at the date of grant using a Black-Scholes option pricing model based on the following assumptions: risk-free interest rates of 4%; no dividends; no volatility of the Company’s common stock; and a weighted-average expected life of 10 years. The Company did not issue any new option or warrants to purchase common stock during the twelve months ended September 30, 2003. As of September 30, 2003, there were warrants to purchase approximately 927,000 shares of common stock outstanding and there were options to purchase 150,000 shares of common stock outstanding. This outstanding option balance included a fully-vested option to purchase 100,000 shares of common stock which was granted to a third party for services in February 2002. The remaining options to purchase 50,000 shares of common stock were held by employees of the Company.

The following table summarizes employee stock option activity:

	Options Outstanding	Weighted- Average Exercise Price
Outstanding at September 30, 2002	160,000	$1.00
Granted	—
Exercised	—
Expired or Cancelled	(110,000)	$1.00

Outstanding at September 30, 2003	50,000	$1.00

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

The following table summarizes information about employee stock options outstanding at September 30, 2003:

	Options Outstanding			Options Exercisable
Exercise price	Number outstanding	Weighted- average remaining contractual life (in years)	Weighted- average exercise price	Number exercisable	Weighted- average exercise price
$1.00	50,000	8.8	$1.00	16,667	$1.00

The following table summarizes activity from options granted to third parties and warrants:

	Warrants Outstanding	Weighted- Average Exercise Price
Outstanding at September 30, 2002	1,027,083	$1.00
Granted	—	—
Exercised	—	—
Expired or Cancelled	—	—

Outstanding at September 30, 2003	1,027,083	$1.00

The following table summarizes information about options granted to third parties and warrants outstanding at September 30, 2003:

	Warrants and Options Outstanding			Warrants and Options Exercisable
Exercise price	Number outstanding	Weighted- average remaining contractual life (in years)	Weighted- average exercise price	Number exercisable	Weighted- average exercise price
$1.00	1,027,083	7.0	$1.00	977,083	$1.00

8. Income Taxes:

Income tax benefit booked to the financial statements differs from book loss at statutory rates due to the full valuation allowance against deferred tax assets.

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of September 30, 2003 is presented below (in thousands):

Net operating losses	$1,519
Amortization	38
Other items	145

Total deferred tax assets	1,702
Valuation allowance	(1,702)

Total net deferred tax asset	$—

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

As of September 30, 2003, the Company has accumulated net operating loss carryforwards for income tax purposes of approximately $4,051,000. These amounts begin to expire in 2022. The Company’s ability to utilize net operating loss carryforwards would be limited in the event of a change in ownership, as defined in the Internal Revenue Code.

10. Commitments:

Leases:

The Company leases it’s headquarter facilities and certain equipment under non-cancelable operating lease agreements with various expiration dates through 2008. Approximate future minimum lease payments for each year ending September 30 under the leases are as follows:

2004	$89,000
2005	38,000
2006	2,000
2007	2,000

Total	$131,000

Rent expense for the year ended September 30, 2003 amounted to approximately $93,000.

11. Subsequent Events:

On December 18, 2003, the Company’s Board of Directors amended the Certificate of Incorporation of the Company so as to decrease the number of authorized shares of the Company’s capital stock. The aggregate number of shares the Company had authority to issue was reduced from 35 million shares, consisting of 20 million shares of common stock and 15 million shares of preferred stock, to 6,332,083 shares, consisting of 3,332,083 shares of common stock and 3,000,000 shares of preferred stock.

On December 29, 2003, the Company sold certain assets used in connection with the digital identity and biometric-enhanced physical access security business of the Company and ISS pursuant to the terms of an Asset Purchase Agreement, dated as of December 28, 2003, by and between the Company, ISS and SAFLINK.

SAFLINK acquired certain intellectual property, tangible assets and inventory in the transaction. In addition, certain employees of ISS were offered employment with SAFLINK in connection with the acquisition, including Robert L. Turbeville, Jr., a former Senior Vice President for ISS. SAFLINK did not acquire any liabilities of the Company or ISS in the transaction, except for the assumption of the lease for the Company’s offices.

The purchase price paid in the acquisition consisted of $500,000 in cash and 1,122,855 shares of SAFLINK common stock. The Company and ISS have agreed not to sell the shares of common stock received in the transaction for a period of three years. SAFLINK has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of common stock issued in connection with the transaction.

BIOMETRIC SOLUTIONS GROUP, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2003

Pursuant to a Beneficiary Agreement, dated December 28, 2003, between the Company, ISS and Homeland, ISS and Homeland cancelled the 10% Acquisition Note Payable and the 8% Discount Convertible Note Payable, respectively, and released all security interests in the Company’s assets, in exchange for the right to receive payment of a portion of the above purchase consideration.

The Company has no future business plans after the sale of substantially all of the operating assets and intellectual property to SAFLINK on December 29, 2003, but plans to remain incorporated to hold the common stock received by SAFLINK and distribute any proceeds accordingly.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 29, 2003, SAFLINK Corporation (the “Company”) acquired certain assets used in connection with the digital identity and biometric-enhanced physical access security business of Information Systems Support, Inc., a Maryland corporation (“ISS”) and Biometric Solutions Group, Inc., a Delaware corporation (“BSG”), pursuant to the terms of an Asset Purchase Agreement, dated as of December 28, 2003, by and between the Company, ISS and BSG.

In January 2003, BSG defaulted on a $1.8 million loan from ISS by not repaying the loan by the maturity date of January 31, 2003. As a result, ISS operated BSG as if it was a division of ISS beginning in February 2003 and funded BSG operations up until the date of the SAFLINK acquisition.

The purchase price paid in the acquisition was approximately $3.6 million, which consisted of $500,000 in cash and 1,122,855 shares of the Company’s common stock. The estimated fair value of the common stock issued by the Company upon the acquisition was $2.76 per share, based on the average market price for a period before and after December 29, 2003. ISS and BSG have agreed not to sell the shares of common stock received in the transaction for a period of three years. The Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of common stock issued in connection with the transaction.

The Company acquired certain intellectual property, tangible assets and inventory in the transaction. In addition, certain employees of ISS were offered employment with the Company in connection with the acquisition, including Robert L. Turbeville, Jr., a former Senior Vice President for ISS. The Company did not assume any liabilities on behalf of BSG as part of this acquisition, other than to accept assignment of a facilities lease for the offices of BSG in Charleston, South Carolina.

At closing of the transaction, approximately 46% of the purchase price, comprising 600,000 shares of the Company’s common stock, was placed into an escrow for the purpose of securing the indemnification obligations of ISS and BSG under the purchase agreement. Subject to certain exceptions, 300,000 of the shares will remain in escrow for a period of one year from the closing date, and the balance of the shares will remain in escrow for a period of two years from the closing date, and in each case until all pending claims for indemnification, if any, have been resolved.

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2003 gives effect to the acquisition of certain assets used in connection with the digital identity and biometric-enhanced physical access security business of ISS and BSG as if it had occurred on September 30, 2003. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 give effect to the acquisition of these certain assets as if it had occurred on January 1, 2002. The Unaudited Pro Forma Condensed Combined Statements of Operations are based on historical results of operations of the Company and BSG for the year ended December 31, 2002 and for the nine months ended September 30, 2003. The BSG results of operations for the nine months ended September 30, 2003 include allocations of general and administrative expenses incurred by ISS that were allocated to BSG and therefore reflect ISS’s contribution to BSG during the period of February through September 2003.

The historical and pro forma data is presented on the basis of a December 31 year-end, which is the year-end of the Company. BSG reported its results of operations on the basis of a September 30 year-end. As such, the historical data for BSG for the year ended December 31, 2002 was derived by combining the unaudited results for the three months ended December 31, 2002 with the unaudited results for the nine months ended September 30, 2002. There was no material impact from the period of BSG inception (December 21, 2001) to December 31, 2001 which is a portion of the audited financial statements from inception (December 21, 2001) to

September 30, 2002. The historical operating results for BSG for the nine months ended September 30, 2003 was derived by subtracting the unaudited results for the three months ended December 31, 2002 from the audited results for the twelve months ended September 30, 2003.

The unaudited condensed combined Pro Forma financial statements and the accompanying notes should be read in conjunction with and are qualified by the historical financial statements and notes thereto of the Company and BSG. The Company’s historical financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s quarterly Report on Form 10-Q for the quarter ended September 30, 2003. The historical financial statements of BSG are included in this Form 8-K/A.

The accompanying unaudited pro forma condensed combined consolidated statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had been consummated on January 1, 2002 or on September 30, 2003, respectively, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma financial statements should be read in conjunction with the accompanying notes thereto.

SAFLINK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2003

(In thousands)

	SAFLINK	BSG	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$9,939	$37	$(500	)(a)	$9,439
			(37	)(b)
Accounts receivable, net	727	85	(85	)(b)	727
Inventory	146	96			242
Other current assets	543	391	(391	)(b)	543

Total current assets	11,355	609	(1,013)		10,951
Notes receivable	—	50	(50	)(b)	—
Furniture and equipment, net	594	51			645
Goodwill		1,020	2,104	(a)	2,104
			(1,020	)(d)
Intangible assets, net	—	1,251	1,610	(a)	1,610
			(1,251	)(d)

Total assets	$11,949	$2,981	$380		$15,310

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$349	$190	$(190	)(b)	$349
Accrued expenses	746	88	262	(a)	1,008
			(88	)(b)
Accrued interest	—	411	(411	)(b)	—
Deferred revenue	39	278	(278	)(b)	39
Payable to related-party	—	390	(390	)(b)	—
Current maturities of long-term debt	—	2,985	(2,985	)(b)	—

Total current liabilities	1,134	4,342	(4,080)		1,396
Long term debt	—	75	(75	)(b)	—

Total liabilities	1,134	4,417	(4,155)		1,396
Shareholders’ equity:
Preferred stock	—	2,986	(2,986	)(c)	—
Common stock	270	—	11	(a)	281
Additional paid-in capital	103,659	246	3,088	(a)	106,747
			(246	)(c)
Accumulated deficit	(93,114)	(4,668)	4,668	(c)	(93,114)

Total shareholders’ equity (deficit)	10,815	(1,436)	4,535		13,914

Total liabilities and shareholders’ equity (deficit)	$11,949	$2,981	$380		$15,310

See notes to unaudited pro forma condensed combined financial statements

SAFLINK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended December 31, 2002

(In thousands, except per share data)

	SAFLINK	BSG	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product	$1,175	$176			$1,351
Service	831	221			1,052

Total revenue	2,006	397	—		2,403
Cost of revenue:
Product	800	263	(154	)(f)	1,097
			188	(g)
Service	286	84			370

Total cost of revenue	1,086	347	34		1,467
Gross profit	920	50	(34)		936
Operating expenses:
Product development	1,761	650			2,411
Sales and marketing	1,897	734			2,631
General and administrative	3,751	1,238	(50	)(h)	4,917
			55	(g)
			(77	)(f)

Total operating expenses	7,409	2,622	(72)		9,959

Operating loss	(6,489)	(2,572)	38		(9,023)
Interest expense	(44)	(199)	199	(h)	(44)
Other income (expense), net	310	6			316

Loss before provision for income taxes	(6,223)	(2,765)	237		(8,751)

Income tax expense	—	—	(50	) (i)	(50)

Net loss (1)	(6,223)	(2,765)	187		(8,801)

Basic and diluted loss per common share:
Net loss	$(0.42)				$(0.55)

Weighted average number of common shares outstanding	14,919		1,123	(j)	16,042

(1)	For the twelve months ended December 31, 2002, SAFLINK reported net loss attributable to common stockholders of approximately $10,954 as a result of a preferred stock dividend issued in connection with the June 5, 2001 issuance of Series E preferred stock and common stock purchase warrants. The preferred stock dividend of $4,731 is excluded from the above information as it was not considered part of continuing operations.

See notes to unaudited pro forma condensed combined financial statements

SAFLINK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2003

(In thousands, except per share data)

	SAFLINK	BSG	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product	$688	$113	$(11	)(e)	$790
Service	839	93	(70	)(e)	862

Total revenue	1,527	206	(81)		1,652
Cost of revenue:
Product	216	964 (1)	(11	)(e)	1,197
			(113	)(f)
			141	(g)
Service	338	72	(70	)(e)	340

Total cost of revenue	554	1,036	(53)		1,537

Gross profit	973	(830)	(28)		115
Operating expenses:
Product development	1,873	261	—		2,134
Sales and marketing	3,802	44	—		3,846
General and administrative	3,203	446	(15	)(h)	3,619
			41	(g)
			(56	)(f)

Total operating expenses	8,878	751	(30)		9,599

Operating loss	(7,905)	(1,581)	2		(9,484)
Interest expense	(11)	(318)	318	(h)	(11)
Other income (expense), net	51	2			53

Loss before provision for income taxes	(7,865)	(1,897)	320		(9,442)

Income tax expense	—	—	(38	) (i)	(38)

Net loss	(7,865)	(1,897)	282		(9,480)

Basic and diluted loss per common share:
Net loss	$(0.31)				$(0.36)

Weighted average number of common shares outstanding	24,980		1,123	(j)	26,103

(1)	Includes an inventory obsolescence charge of $788,000.

See notes to unaudited pro forma condensed combined financial statements

SAFLINK CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1. Basis of Presentation:

The audited financial statements included in this 8-K/A as of and for the year ended September 30, 2002 and 2003, are those of Biometric Solutions Group, Inc. (“BSG”).

The historical and pro forma data is presented on the basis of a December 31 year-end, which is the year-end of SAFLINK Corporation (the “Company”). BSG reported its results of operations on the basis of a September 30 year-end. As such, the historical data for BSG for the year ended December 31, 2002 was derived by combining the unaudited results for the three months ended December 31, 2002 with the unaudited results for the nine months ended September 30, 2002. There was no material impact from the period of BSG inception (December 21, 2001) to December 31, 2001 which is a portion of the audited financial statements from inception (December 21, 2001) to September 30, 2002.

The historical operating results for BSG for the nine months ended September 30, 2003 was derived by subtracting the unaudited results for the three months ended December 31, 2002 from the audited results for the twelve months ended September 30, 2003.

Certain amounts in the historical consolidated statements of operation of the Company and BSG have been reclassified to conform to the unaudited pro forma condensed combined consolidated financial statement presentation.

2. Pro Forma Adjustments:

The following adjustments were applied to the historical financial statements of the Company and BSG to arrive at the unaudited pro forma condensed combined financial information:

(a)	Represents the purchase price, including cash of $500,000, approximately $262,000 of estimated acquisition costs, and 1,122,855 shares of the Company’s common stock issued. The estimated acquisition costs primarily consist of legal and accounting fees and other directly related costs. The fair value of the common stock issued by the Company upon the acquisition was $2.76 per share based on the average closing price for a period before and after December 29, 2003.

A summary of the components of the estimated purchase price for the acquisition is as follows:

Cash issued	$500,000
SAFLINK common stock issued (1,122,855 shares at $2.76 per share)	3,099,000
Direct acquisition costs ($132,000 incurred prior to closing, $130,000 accrued at closing)	262,000

Total	$3,861,000

SAFLINK CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

The following represents the preliminary allocation of the purchase price to the acquired assets of BSG and is for illustrative purposes only. This allocation is based on the estimated fair value of the assets of BSG as of September 30, 2003 even though the acquisition did not occur until December 29, 2003 and may not be indicative of the final allocation of purchase price consideration. The excess of the purchase price over the fair value of net identifiable assets acquired is reflected as goodwill:

Inventory	$96,000
Property and equipment	51,000
Identifiable intangible assets:
Existing technology	1,500,000
Non-compete agreement	110,000
Goodwill	2,104,000

Total	$3,861,000

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined statements of operations do not reflect the amortization of goodwill acquired consistent with the guidance in the Financial Accounting Standards Board (FASB), Statement No. 142, Goodwill and Other Intangible Assets.

(b)	Represents the assets or liabilities reflected on the BSG September 30, 2003 balance sheet that remained the property or obligation of BSG after the acquisition of BSG assets by the Company. The Company did not assume any liabilities on behalf of BSG as part of the acquisition, other than to accept assignment of a facilities lease for the offices of BSG in Charleston, South Carolina.

(c)	Represents the elimination of historical BSG stockholders’ equity reflected on the September 30, 2003 balance sheet.

(d)	Represents the elimination of historical Goodwill and Intangible asset values.

(e)	Represents the elimination of the intercompany transactions that occurred between the Company and BSG for the nine months ending September 30, 2003. BSG had revenues derived from sales as a subcontractor to the Company of $81,000 that were recorded by the Company as cost of sales of $81,000. There were no intercompany transactions between the Company and BSG for the twelve months ended December 31, 2002.

(f)	Represents the elimination of historical amortization of intangible assets.

(g)	Represents the amortization of acquired intangible asset values associated with the Company’s acquisition of certain assets used in connection with the digital identity and biometric-enhanced physical access security business of ISS and BSG assuming the transaction occurred on January 1, 2002. These assets include existing technologies and a non-compete agreement. The existing technologies are being amortized over 8 years and the non-compete agreement is being amortized over 2 years.

(h)

Represents the elimination of costs associated with BSG’s financing activities. In the acquisition, the Company did not acquire any of the BSG long-term debt to which these costs are associated. Therefore, all costs associated with financing activities were eliminated.

SAFLINK CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS—(Continued)

(i)	Represents the income tax effect of Goodwill amortization. For tax purposes the Goodwill is amortized over 15 years. The effective tax rate applied to the Goodwill amortization deductible for tax purposes was 36%.

(j)	Unaudited pro forma basic and diluted net loss per share are computed by dividing the unaudited pro forma net loss attributable to common shareholders by the unaudited pro forma weighted average number of common shares outstanding including 1,122,855 shares issued in connection with the acquisition of certain assets from ISS and BSG. Potentially dilutive securities were not included in the computation of pro forma basic and diluted net loss per share because their effect would be antidilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK CORPORATION

March 15, 2004	By:	/s/ GLENN ARGENBRIGHT

Glenn Argenbright President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support, Inc., a Maryland corporation, Biometric Solutions Group, Inc., a Delaware corporation

23.1	Consent of KPMG LLP, Independent Auditors

23.2	Consent of Aidman, Piser & Company, P.A.

99.1*	Escrow Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support Inc., a Maryland corporation, Biometric Solutions Group, Inc., a Delaware corporation, and Carney Badley Spellman, PS, as escrow agent

99.2*	Registration Rights Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, and Biometric Solutions Group, Inc., a Delaware corporation

99.3*	Press release dated December 29, 2003, announcing the Company’s agreement to acquire certain assets of Information Systems Support Inc. and Biometric Solutions Group, Inc.

*	Previously filed with the SEC as an exhibit to Registrants’ Current Report on Form 8-K filed on
December 31, 2003.